UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     April 27, 2004

    ALTERA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California		95134

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Item 5.	Other Events.

On April 27, 2004, Altera Corporation (the “Company”) issued a press release announcing that a stockholder proposal included in the Company’s proxy statement for its Annual Meeting of Stockholders to be held on May 11, 2004, has been withdrawn by the stockholder that submitted the proposal. A copy of the press release is attached to this report as Exhibit 99.1.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

By:	/s/ Nathan Sarkisian

Nathan Sarkisian Senior Vice President and Chief Financial Officer

Date: April 27, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 27, 2004